Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Introduction

The following unaudited pro forma condensed combined statements of operations give effect to the merger of a wholly-owned subsidiary of Oclaro, Inc. (Oclaro) with Opnext, Inc. (Opnext). The merger was completed on July 23, 2012, and was accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 805, Business Combinations.

The unaudited pro forma condensed combined statement of operations for the three months ended September 29, 2012 is presented as if the transaction had been consummated on July 3, 2011 and combines the historical results of operations of Oclaro for the three months ended September 29, 2012 and the historical results of operations of Opnext for the period from July 1, 2012 to July 23, 2012, the date the merger was completed.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended June 30, 2012 is presented as if the transaction had been consummated on July 3, 2011 and, due to the different fiscal period ends, combines the historical results of operations of Oclaro for the fiscal year ended June 30, 2012, which results were derived from Oclaro’s audited consolidated statement of operations included in its 2012 Annual Report on Form 10-K, and the historical results of operations of Opnext for the four fiscal quarters ended June 30, 2012. This methodology includes Opnext’s reported fiscal quarters ended September 30, 2011, December 31, 2011 and March 31, 2012, and its previously unreported results of operations for the fiscal quarter ended June 30, 2012.

These unaudited pro forma condensed combined statements of operations have been prepared by Oclaro management for illustrative purposes only and are not necessarily indicative of the results of operations in future periods or the results that actually would have been realized had Oclaro and Opnext been a combined company during the specified period. The pro forma adjustments are based on the information available at the time of the preparation of this Amendment No. 2 to Form 8-K. The unaudited pro forma condensed combined statements of operations, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical consolidated financial statements of Oclaro and Opnext, as filed from time to time with the Securities and Exchange Commission.

Oclaro has made certain adjustments to the combined results of operations in arriving at these unaudited pro forma financial results; namely it eliminated revenues and cost of revenues related to product sales between the companies; eliminated depreciation of property and equipment based on historical acquisition cost and reflected depreciation based on the preliminary estimated fair values and useful lives of property and equipment acquired; reversed amortization of intangible assets based on the historical amortization related to Opnext’s existing intangible assets and reflected amortization of identified intangible assets based on the preliminary estimated fair values and useful lives of identified intangible assets recorded as a result of the acquisition; and eliminated acquisition-related transaction costs and its preliminary estimate of the bargain purchase gain, which were directly attributable to the merger but which are not expected to have a continuing impact on the combined entity’s results.

Oclaro has been treated as the acquirer in the merger for accounting purposes. Under the acquisition method of accounting, the purchase price is equivalent to the fair value of the consideration transferred on the date of the completion of the merger. The purchase accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The impact of changes in the fair value of the assets and liabilities of Opnext that occur prior to completion of Oclaro’s finalization of its accounting for the merger could cause material differences in the information presented.

OCLARO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 29, 2012

	Historical		Pro Forma		Pro Forma
	Oclaro	Opnext (1)	Adjustments		Combined
	(Thousands, except per share amounts)
Revenues	$148,813	$11,355	$(62)	A	$160,106
Cost of revenues	130,976	18,893	207	A, B	150,076
Amortization of intangible assets	—	361	(361)	C	—

Gross profit (loss)	17,837	(7,899)	92		10,030

Operating expenses:
Research and development	25,765	2,990	70	B	28,825
Selling, general and administrative	24,566	5,367	(2,267)	B, D	27,666
Amortization of intangible assets	2,026	—	1,175	C	3,201
Restructuring, acquisition and related costs	12,636	—	(2,574)	D	10,062
Flood-related expense and (gain) loss on sale of property and equipment	246	—	—		246

Total operating expenses	65,239	8,357	(3,596)		70,000

Operating loss	(47,402)	(16,256)	3,688		(59,970)
Other income (expense):
Interest income (expense), net	(478)	(49)	—		(527)
Other income (expense), net	39,656	554	(39,460)	E	750

Total other income (expense)	39,178	505	(39,460)		223

Loss before income taxes	(8,224)	(15,751)	(35,772)		(59,747)
Income tax provision	1,183	62	—		1,245

Net loss	$(9,407)	$(15,813)	$(35,772)		$(60,992)

Net loss per share:
Basic and diluted	$(0.12)				$(0.68)
Shares used in computing net loss per share:
Basic and diluted	80,219			F	89,507

(1)	The historical results of Opnext, Inc. are for the period from July 1, 2012 to July 23, 2012, which was the date the merger was completed.

See accompanying notes to unaudited pro forma condensed combined statements of operations.

The pro forma adjustments are explained in Note 3.

OCLARO, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED JUNE 30, 2012

	Historical		Pro Forma		Pro Forma
	Oclaro	Opnext	Adjustments		Combined
	(Thousands, except per share amounts)
Revenues	$385,458	$279,281	$(1,337)	A	$663,402
Cost of revenues	315,413	252,447	2,542	A, B	570,402
Amortization of intangible assets	—	5,780	(5,780)	C	—

Gross profit	70,045	21,054	1,901		93,000

Operating expenses:
Research and development	67,003	57,185	321	B	124,509
Selling, general and administrative	62,541	59,491	(4,503)	B, D	117,529
Amortization of intangible assets	3,000	713	5,787	C	9,500
Restructuring, acquisition and related costs	10,361	—	(2,117)	D	8,244
Flood-related (income) expense, net	2,458	10,125	—		12,583
(Gain) loss on sale of property and equipment	(11,566)	—	—		(11,566)

Total operating expenses	133,797	127,514	(512)		260,799

Operating loss	(63,752)	(106,460)	2,413		(167,799)
Other income (expense):
Interest income (expense), net	(1,121)	(824)	—		(1,945)
Other income (expense), net	5,354	1,974	—		7,328

Total other income (expense)	4,233	1,150	—		5,383

Loss before income taxes	(59,519)	(105,310)	2,413		(162,416)
Income tax provision	6,984	88	—		7,072

Net loss	$(66,503)	$(105,398)	$2,413		$(169,488)

Net loss per share:
Basic and diluted	$(1.32)	$(1.17)			$(1.91)
Shares used in computing net loss per share:
Basic and diluted	50,396	90,371		F	88,812

See accompanying notes to unaudited pro forma condensed combined financial statements of operations.

The pro forma adjustments are explained in Note 3.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

1. Description of Transaction

On March 26, 2012, Oclaro entered into an Agreement and Plan of Merger and Reorganization, by and among Opnext, Tahoe Acquisition Sub, Inc., a newly formed wholly-owned subsidiary of Oclaro (Merger Sub) and Oclaro, pursuant to which Oclaro acquired Opnext through a merger of Merger Sub with and into Opnext. On July 23, 2012, Oclaro completed the acquisition following approval by the stockholders of both companies. Oclaro’s preliminary accounting for the merger is more fully discussed in Note 5, Business Combinations, to Oclaro’s quarterly report on Form 10-Q for the quarterly period ended September 29, 2012.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting and was based on the historical financial statements of Oclaro and Opnext. For ease of reference, all pro forma financial statements use Oclaro’s period end dates and Opnext’s reported financial information has been recast accordingly to correspond to period end dates that are close to Oclaro’s period end dates by adding Opnext’s comparable quarterly periods as necessary.

Under ASC Topic 805, acquisition-related transaction costs (such as advisory, legal, valuation, other professional fees) are not included as a component of consideration transferred and are excluded from the unaudited pro forma condensed combined statements of operations. Such costs will be expensed in the historical statements of operations in the period incurred. Oclaro expects to incur total acquisition-related transaction costs of approximately $4.7 million, of which $1.7 million was expensed in the fiscal year ended June 30, 2012 and $2.6 million was incurred in the three months ended September 29, 2012. Opnext incurred total acquisition-related transaction costs of approximately $7.0 million, of which $4.9 million was expensed in the twelve months ended June 30, 2012 and $2.1 million was incurred in the three months ended September 29, 2012.

3. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

Pro forma adjustments are necessary to eliminate transactions between Oclaro and Opnext and to reflect changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible and intangible assets. The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

Footnotes to Pro Forma Condensed Combined Statement of Operations for the Three Months Ended September 29, 2012 and for the Fiscal Year Ended June 30, 2012

(A)	Revenues and Cost of Revenues — To eliminate revenues and cost of revenues related to product sales by Oclaro to Opnext.

(B)	Depreciation — To eliminate the depreciation related to Opnext’s property and equipment based on historical acquisition cost and reflect depreciation based on the preliminary estimated fair values and useful lives of property and equipment recorded in Oclaro’s September 29, 2012 balance sheet as a result of the merger.

(C)	Intangible Amortization — To eliminate the historical amortization related to Opnext’s existing intangible assets and reflect amortization of identified intangible assets based on the preliminary estimated fair values and useful lives of identified intangible assets recorded in Oclaro’s September 29, 2012 balance sheet as a result of the merger.

(D)	To eliminate acquisition related transaction costs, which are directly attributable to the merger, but which are not expected to have a continuing impact on the combined entity’s results, of $2.6 million for Oclaro and $2.1 million for Opnext which were incurred during the three months ended September 29, 2012 and $1.7 million for Oclaro and $4.9 million for Opnext which were incurred during the fiscal year ended June 30, 2012.

(E)	Gain on Bargain Purchase — To eliminate the preliminary estimate of the bargain purchase gain of $39.5 million recorded by Oclaro during the three months ended September 29, 2012, which was directly attributable to the merger but which is not expected to have a continuing impact on the combined entity’s results.

(F)	Loss per Share — The unaudited pro forma condensed combined basic and diluted loss per share calculations are based on the combined basic and diluted weighted-average shares, after giving effect to the exchange ratio. The historical basic and diluted weighted average shares of Opnext are assumed to be replaced by the shares issued by Oclaro to effect the merger as follows:

	Three Months Ended September 29, 2012	Year Ended June 30, 2012
	(Thousands)
Weighted-average shares used in computing net loss per share (basic and diluted)	80,219	50,396
Weighted incremental shares issued by Oclaro	9,288	38,416

Pro forma weighted-average shares used in computing net loss per share (basic and diluted)	89,507	88,812